EXHIBIT 99.1

                    THE ACTAVA GROUP INC.
                 4900 Georgia-Pacific Center
                   Atlanta, Georgia  30303





                                   August 31, 1994




Orion Pictures Corporation
1888 Century Park East
Los Angeles, California  90067


Gentlemen:

          This letter sets forth our understanding with respect to a contemplated transaction (the "Proposed Trans-action") between The Actava Group Inc., a Delaware corporation ("Actava"), and Orion Pictures Corporation, a
Delaware corporation ("Orion").

          1.   The Proposed Transaction.  The Proposed
Transaction will have the principal terms set forth on Exhibit A hereto.

          2. Conditions. Consummation of the Proposed Transaction is subject to the following conditions: (i) ex-ecution and delivery of definitive agreements providing for the Proposed Transaction containing representations, warran-ties, covenants and closing conditions which are mutually acceptable to the parties hereto, (ii) satisfaction by the parties hereto with the results of their respective legal and financial due diligence of one another, (iii) approval of the Proposed Transaction by the Board of Directors and the shareholders of Orion and Actava, (iv) consummation of
(a) the proposed transaction between Actava and Metromedia International Telecommunications, Inc. which is the subject of the letter dated as of the date hereof among Actava and Metromedia International, Inc. and International Telcell, Inc., a copy of which is attached as Exhibit B, and (b) the proposed transaction among Orion, Actava and MCEG Sterling Incorporated which is the subject of the letter dated as of the date hereof among Orion and MCEG Sterling Incorporated, a copy of which is attached as Exhibit C, and (v) receipt of all requisite regulatory approvals, including approval with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          3. Press Release. Promptly after the execution and delivery of this letter by the parties hereto,

Metromedia Company and Actava shall issue a joint press release in a form agreed upon by such parties. Thereafter, except as may be required by applicable law or pursuant to the rules and regulations of the New York Stock Exchange, Inc. or the National Association of Securities Dealers
Automated Quotation System, none of the parties hereto shall, and shall cause their respective affiliates and representatives not to, issue or cause the publication of any press release or other announcement with respect to the Proposed Transaction without the consent of the other parties hereto.

          4. Expenses. Each of the parties hereto agrees that if the Proposed Transaction is consummated, Actava will pay the fees and expenses of the parties hereto; provided, that, if the Proposed Transaction is not consummated, each party will pay its own costs and expenses incurred in con-nection with the transactions contemplated by this letter.

          5. Governing Law. This letter shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

          6. Non-Binding Letter. This letter merely con-stitutes our current understanding of the Proposed Trans-action but, except as set forth in the last sentence of this paragraph, shall not be binding upon the parties, nor shall it impose any obligations on the parties. Except as set forth in the last sentence of this paragraph, no binding obligation with respect to the Proposed Transaction will result unless the definitive agreements are executed and delivered by the parties. Notwithstanding the foregoing, paragraphs 3, 4 and 5 above and this paragraph shall consti-tute the legal, valid and binding obligation of the parties.

          If this letter correctly sets forth our under-standing, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.

                              Very truly yours,

                              THE ACTAVA GROUP INC.


                              By: /s/ John D. Phillips
                                 --------------------------
                                  Name:  John D. Phillips
                                  Title: President & CEO
ACCEPTED AND AGREED:

ORION PICTURES CORPORATION


By: /s/  Leonard White
   ---------------------------
    Name:   Leonard White
    Title:  President and CEO

                          Exhibit A




Business Combination with       The Actava Group Inc. ("Actava") and Orion
Orion                           Pictures Corporation ("Orion") will enter
                                into a business combination as follows:

                                (a) Each of Metromedia Company's and
                                its affiliates' shares of Orion common stock will be exchanged for .57143 shares (without giving effect to the issuance of Orion common stock in connection with the acquisition being made by Orion of MCEG Sterling Incorporated simultaneously with the business combination described herein (the "Sterling Issuance")) (subject to adjustment as described in paragraph (c) below) of newly-issued Class A common stock of Actava/Orion, which Class A common stock will have the same terms and conditions as Actava's existing common stock except that it will be entitled to 3 votes per share on all matters voted upon by Actava's shareholders.

                                (b) Simultaneously, each of the remain-
                                ing shares of Orion common stock will be exchanged for .57143 shares (without giving effect to the Sterling Issuance) (subject to adjustment as described in paragraph (c) below) of newly-issued Actava/Orion common stock registered under the Securities Act of 1933, as amended, entitled to one vote per share on all matters voted upon by Actava's shareholders. The shares of Orion common stock being issued to shareholders of MCEG Sterling Incorporated ("Sterling") simultaneously with the consummation of the business combination described herein will be registered under the Securities Act of 1933, as amended, entitled to one vote per share on all matters voted upon by Actava's shareholders and will be exchanged using the same ratio (i.e., .57143, subject to adjustment as described in paragraph (c)) with the number of shares of Actava/Orion common stock being issued subject to the maximum and minimum consideration limitations set forth in the letter of intent between Orion and Sterling dated the date hereof.

                                (c) The number of shares of

                                (i) Actava/Orion Class A common stock which
                                Metromedia Company and its affiliates will receive in the transaction for each share of Orion common stock, and (ii) Actava/Orion common stock which Orion's remaining share-holders will receive for each share of Orion common stock, will in each such case be adjusted if on the business day prior to the closing date of the transaction, the average of the closing prices of Actava common stock on the New York Stock Exchange, Inc. for the 20 trading days prior to such date (the "Average Closing Price") is determined to be less than $10.50 per share, by solving for "Y" in the following formula and dividing "Y" by the number of shares of Orion common stock outstanding on such date (without giving effect to the Sterling Issuance):

                                120,000,000 = "Y" x Average Closing Price.

Refinancing of Orion            In connection with the consummation of the
Debt                            transaction, Actava/Orion will refinance
                                Orion's senior bank debt, its senior debt to Sony Pictures Entertainment Inc. and its subordinated debt issued to holders of claims in its plan of reorganization.
                                Orion's majority shareholder and its
                                affiliate will be released from their
                                guarantee of Orion's senior debt.

Management of                   A three person Office of the Chairman of
Actava/Orion                    Actava/Orion will be established to manage
                                Actava/Orion. Orion's existing Chairman will serve as the Chairman of Actava/Orion, Orion's existing Vice Chairman will serve as Vice Chairman of Actava/Orion and Actava's
                                President will serve as President of Actava/
                                Orion.

Bridge Facility                 Actava will, as promptly as practicable
                                following the execution and delivery of this letter of intent, provide a $55 million bridge loan facility to Orion, Metromedia
                                International Telcell, Inc. and MCEG
                                Sterling Incorporated for their respective capital needs prior to the consummation of the transactions.

                                                   Exhibit B


                    THE ACTAVA GROUP INC.
                 4900 Georgia-Pacific Center
                   Atlanta, Georgia  30303




                                  August 31, 1994




Metromedia International, Inc.
41 West Putnam Avenue
Greenwich, Connecticut  06830

International Telcell, Inc.
41 West Putnam Avenue
Greenwich, Connecticut 06830


Gentlemen:

          This letter sets forth our understanding with respect to a contemplated transaction (the "Proposed Transaction") between The Actava Group Inc., a Delaware corporation ("Actava"), and Metromedia International, Inc., a Delaware corporation ("MII"), and International Telcell, Inc., a Delaware corporation ("ITI") which are in the process of finalizing a combination of their business operations through the creation of a newly formed Delaware holding company, Metromedia International Telecommunications, Inc. ("MITI") (the "Exchange").

          1. The Proposed Transaction. The Proposed Transaction will have the principal terms set forth on Exhibit A hereto.

          2. Conditions. Consummation of the Proposed Transaction is subject to the following conditions: (i) execution and delivery of definitive agreements providing for the Proposed Transaction containing representations, warranties, covenants and closing conditions which are mutually acceptable to the parties hereto, (ii) satisfaction by the parties hereto with the results of their respective legal and financial due diligence of one another, (iii) approval of the Proposed Transaction by the Board of Directors and the shareholders of MITI and Actava,
(iv) consummation of (a) the proposed transaction between Actava and Orion Pictures Corporation which is the subject of the letter dated as of the date hereof between Actava and Orion Pictures Corporation, a copy of which is attached as Exhibit B, and (b) the proposed transaction among Orion Pictures Corporation, MCEG Sterling Incorporated and Actava which is the subject of the letter dated as of the date hereof among Actava, Orion Pictures Corporation and MCEG Sterling Incorporated, a copy of which is attached as Exhibit C, and (v) receipt of all requisite regulatory approvals, including approval with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          3. Press Release. Promptly after the execution and delivery of this letter by the parties hereto, Actava and Metromedia Company shall issue a press release in a form agreed upon by such parties. Thereafter, except as may be required by applicable law or pursuant to the rules and regulations of the New York Stock Exchange, Inc., none of the parties hereto shall, and shall cause their respective affiliates and representatives not to, issue or cause the publication of any press release or other announcement with respect to the Proposed Transaction without the consent of the other parties hereto.

          4. Expenses. Each of the parties hereto agrees that if the Proposed Transaction is consummated, Actava will pay the fees and expenses of the parties hereto; provided, that, if the Proposed Transaction is not consummated, each party will pay its own costs and expenses incurred in connection with the transactions contemplated by this letter.

          5. Governing Law. This letter shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

          6. Non-Binding Letter. This letter merely constitutes our current understanding of the Proposed Transaction but, except as set forth in the last sentence of this paragraph, shall not be binding upon the parties, nor shall it impose any obligations on the parties. Except as set forth in the last sentence of this paragraph, no binding obligation with respect to the Proposed Transaction will result unless the definitive agreements are executed and delivered by the parties. Notwithstanding the foregoing, paragraphs 3, 4 and 5 above and this paragraph shall constitute the legal, valid and binding obligation of the parties.

          If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.

                              Very truly yours,

                              THE ACTAVA GROUP INC.


                              By: /s/  John D. Phillips
                                 ----------------------------
                                  Name:  John D. Phillips
                                  Title: President & CEO
ACCEPTED AND AGREED:

METROMEDIA INTERNATIONAL, INC.


By: /s/ Carl C. Brazell, Jr.
   -----------------------------
    Name:  Carl C. Brazell, Jr.
    Title: President


INTERNATIONAL TELCELL, INC.


By: /s/ William B. Manning
   -----------------------------
    Name:  William B. Manning
    Title: Sr. V.P. & CFO

                          Exhibit A


Business Combination with      The Actava Group, Inc. ("Actava") and upon
MITI                           the consummation of the Exchange,
                               Metromedia International
                               Telecommunications, Inc. ("MITI") will
                               enter into a business combination as
                               follows:

                              (a) Each of Metromedia Company's and
                              its affiliates' shares of MITI common
                              stock will be exchanged for 5.5614 1/
                              shares (subject to adjustment as described in paragraph (c) below) of newly-issued Class A common stock of Actava, which Class A common stock will have the same terms and conditions as Actava's existing common stock except that it will be entitled to 3 votes per share on all matters voted upon by Actava's shareholders.

                             (b) Simultaneously, each of the
                             remaining shares of MITI common stock will be exchanged for 5.5614 shares (subject to adjustment as described in paragraph (c) below) of newly-issued Actava common stock registered under the Securities Act of 1933, as amended entitled to one vote per share on all matters voted upon by Actava's shareholders.

                             (c) The number of shares of (i) Actava
                             Class A common stock which Metromedia
                             Company and its affiliates will receive in the transaction for each share of MITI common stock, and (ii) Actava common stock which MITI's remaining shareholders will receive for each share of MITI common

- - ----------------------------------------------------------------------
1/ Based upon 1,712,484 shares of MITI common stock outstanding and subject to adjustment in the event of the issuance and exercise of certain employee stock options, stock awards and stock grants entitling the holders thereof to acquire shares of common stock of MITI.

                             stock will, in each such case be adjusted if on the business day prior to the closing date of the transaction, the average of the closing price of Actava common stock on the New York Stock Exchange, Inc. for the 20 most recent trading days prior to such date (the "Average Closing Price") is determined to be less than $10.50 per share, by solving for "Y" in the following formula and dividing "Y" by the number of shares of MITI common stock outstanding on such date:

                             100,000,000 = "Y" x Average Closing Price.

Bridge Facility              Actava will, as promptly as practicable
                             following the execution and delivery of
                             this letter of intent, provide a
                             $55 million bridge loan facility to Orion
                             Pictures Corporation, MITI and MCEG
                             Sterling Incorporated for their respective capital needs prior to the consummation of the transactions.

                                                   Exhibit C


                 ORION PICTURES CORPORATION
                   1888 Century Park East
               Los Angeles, California  90067




                           August 31, 1994


MCEG Sterling Incorporated
1888 Century Park East, Suite 1777
Los Angeles, California  90067

The Actava Group, Inc.
4900 Georgia-Pacific Center
Atlanta, Georgia  30303


Gentlemen:

     This letter sets forth our understanding with respect to a contemplated transaction (the "Proposed Transaction") among Orion
Pictures Corporation, a Delaware corporation ("Orion"), MCEG Sterling Incorporated, a Delaware corporation ("Sterling"), and The Actava Group, Inc. a Delaware corporation ("Actava").

     1. The Proposed Transaction. The Proposed Transaction will have the principal terms set forth on Exhibit A hereto.

     2. Conditions. Consummation of the Proposed Transaction is subject to the following conditions: (i) execution and delivery of definitive agreements providing for the Proposed Transaction containing representations, warranties, covenants and closing conditions which are mutually acceptable to the parties hereto, (ii) approval of the Proposed Transaction by the Board of Directors and stockholders of Orion, Sterling and Actava, (iii) satisfaction by Orion of its legal and financial due diligence review of Sterling, (iv) satisfaction by Sterling of its legal and financial due diligence review of Orion and Actava, (v) consummation of (a) the proposed transaction between Actava and Orion which is the subject of the letter dated as of the date hereof between Actava and Orion, a copy of which is attached as Exhibit B and
(b) the proposed transaction between Actava and Metromedia International Telecommunications, Inc., which is the subject of the letter dated as of the date hereof between Actava and Metromedia International, Inc., and International Telcell, Inc., a copy of which is attached hereto as Exhibit C hereto and (vi) receipt of all requisite regulatory approvals, including approval with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     3. Press Release. Promptly after the execution and delivery of this letter by the parties hereto, Actava and Metromedia Company shall issue a joint press release agreed upon by such parties. Thereafter, except as may be required by applicable law or pursuant to the rules and regulations of the National Association of Securities Dealers Automated Quotation System, neither Orion nor Sterling shall, and shall cause their respective affiliates and representatives not to, issue or cause the publication of any press release or other announcement with respect to the Proposed Transaction without the consent of the other party hereto.

     4. Expenses. Each of the parties hereto agrees that if the Proposed Transaction is consummated, Actava will pay the fees and expenses of the parties hereto; provided, that, if the Proposed Transaction is not consummated, each party will pay its own costs and expenses incurred in connection with the Proposed Transaction.

     5. Governing Law. This letter shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

     6. Non-Binding Letter. This letter merely constitutes our current understanding of the Proposed Transaction but, except as set forth in the last sentence of this paragraph, shall not be binding upon the parties, nor shall it impose any obligations on the parties. Except as set forth in the last sentence of this paragraph, no binding obligation with respect to the Proposed Transaction will result unless the definitive agreements are executed and delivered by the parties. Notwithstanding the foregoing, paragraphs 3, 4 and 5 above and this paragraph shall constitute the legal, valid and binding obligation of the parties.

     If this letter correctly sets forth our understanding, please so acknowledge by signing in the space indicated below and returning the enclosed copy of this letter.

                         Very truly yours,

                         ORION PICTURES CORPORATION


                         By: /s/ John W. Hester
                            ------------------------------------
                                  Name:  John W. Hester
                                  Title: Executive Vice President
                                         & General Counsel


ACCEPTED AND AGREED:

MCEG STERLING INCORPORATED


By: /s/ John Hyde
   -------------------------
    Name:  John Hyde
    Title: President, CEO

THE ACTAVA GROUP INC., as to Paragraph 4 only

By: /s/ John D. Phillips
   --------------------------
    Name:  John D. Phillips
    Title: President & CEO

                          Exhibit A


Acquisition of Sterling      MCEG Sterling Incorporated ("Sterling")
Common Stock                 and Orion Pictures Corporation ("Orion")
                             will enter in an agreement which will
                             ultimately provide for an exchange by
                             Sterling's stockholders of their shares
                             for shares of The Actava Group, Inc.
                             ("Actava") as described below. It is the parties intention to effect the exchange of Sterling stock for Actava stock pursuant to one or more "reorganizations" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.
                             Initially, the outstanding shares of
                             common stock of Sterling will be exchanged for 1,000,000 shares of Orion common stock.

Minimum Consideration        Immediately following the acquisition of
                             Sterling by Orion, Orion will be acquired by Actava (the "Orion Acquisition") and
                             Orion agrees that in connection with the Orion Acquisition, Sterling's former stockholders, as stockholders of Orion, will receive Actava common stock registered under the Securities Act of 1933, as amended, with an aggregate value determined on the closing date of the transaction of not less than $6.0 million
                             (the "Minimum Value").  If Sterling's
                             former stockholders are to receive Actava common stock with a value less than the Minimum Value, Orion will provide the former Sterling stockholders pro rata with an additional amount of cash or Orion common stock (at Orion's option) sufficient for the former Sterling stockholders to receive Actava common stock equal to the Minimum Value.

Maximum Consideration        Sterling agrees that the shares of Actava
                             stock its former stockholders receive in
                             the Orion Acquisition shall not have an
                             aggregate value determined on the closing
                             date of the transaction of more than $8.5
                             million.   If Sterling's stockholders are
                             to receive Actava common stock with an
                             aggregate value determined on the closing date of the transaction of more than $8.5 million, the aggregate number of common shares issued to Sterling's former stockholders in the acquisition shall be adjusted such that the Actava shares to be received by Sterling's former stockholders in the Orion Acquisition will have an aggregate value of not more than $8.5 million.